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                             UNDERWRITING AGREEMENT
                             ----------------------



CS First Boston Corporation
  As Representative of the Several Underwriters,
     Park Avenue Plaza,
      New York, N.Y. 10055


Dear Sirs:

          1. Introductory. DPL Inc., an Ohio corporation ("Company"), proposes to issue and sell ________ of its Common Shares, $.01 par value per share ("Firm Shares"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than _______ additional Common Shares, $.01 par value per share ("Optional Shares"), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the "Securities". The Company hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:


          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a)  A registration statement (No. 33-     ), including a prospectus,
     relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and has been declared effective under the Securities Act of 1933 ("Act"). The registration statement, as amended to the date hereof, is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of offering of the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". For purposes of this Agreement, "Effective Time" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time.

          (b) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to
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     be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

     3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $ ______ per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto. The Company will file with or mail to the Commission for filing a supplement to the prospectus included in the Registration Statement to reflect the terms of the offering of the Securities.

          The Company will deliver the Firm Shares to you for the accounts of the Underwriters against payment of the purchase price by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the office of Reid & Priest at 10:00 A.M., New York time, on ________________, or at such other date and time not later than seven full business days thereafter as you and the Company determine, such time and date being herein referred to as the "First Closing Date". The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as you may request in writing at least 48 hours prior to the First Closing Date and will be made available for checking and packaging at the office of ___________________ at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from you given to

the Company not more than 30 days subsequent to the date of the initial public offering of the Firm Shares, the Underwriters may purchase, from time to time, all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same

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proportion as the number of Firm Shares set forth opposite such Underwriter's name bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          The time for the delivery of and payment for the Optional Shares, being herein referred to as the "Second Closing Date" (which may be the First Closing Date) and any time for the delivery of and payment for any Optional Shares not purchased on the Second Closing Date, each together with the Second Closing Date, a "Subsequent Closing Date," shall be determined by you but shall be not later than five days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the the Company, at the office of Reid & Priest. The certificates for the Optional Shares will be in definitive form, in such denominations and registered in such names as you request in writing at least 48 hours prior to a Subsequent Closing Date and will be made available for checking and packaging at the office of __________________ at a reasonable time in advance of such Subsequent Closing Date.


     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) The Company will timely file the Prospectus with the Commission pursuant to and in accordance with the appropriate subparagraph of Rule 424(b). The Company will advise you promptly of such filing pursuant to Rule 424(b).

          (b) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent; and the Company will also advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its

                                      -3-
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     best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, if made after nine months from the date hereof, such preparation and filing shall be at the expense of the Underwriters. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the Effective Date and (ii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes that later date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits, except exhibits incorporated therein by reference), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (f) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to give a general consent to the service of process.

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     (g) During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including, except as provided in Section 5(e) of this Agreement, any amendments and supplements thereto) to the Underwriters.

          (i) The Company will not offer, sell, contract to sell or otherwise dispose of any additional Common Shares without your prior written consent for a period of 90 days after the date of the initial public offering of the Securities, except issuances pursuant to the Company's Directors' Deferred Stock Compensation Plan, Management Stock Incentive Plan, Employees' Stock Plan or Dividend Reinvestment and Stock Purchase Plan.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares on any Subsequent Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Price Waterhouse confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                (i) in their opinion the financial statements and schedules examined by them and included in the

          Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its subsidiaries consolidated or, at the date of the latest available balance sheet read by such accountants, there was any increase in consolidated net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year in consolidated operating revenues or gross income or in the total or per share amounts of consolidated net income; except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

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     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the First Closing Date with respect to the Firm Shares and each Subsequent Closing Date with respect to the Optional Shares, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except as contemplated in the Registration Statement, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or The Dayton Power & Light Company, an Ohio corporation ("DP&L"), by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

     (d) You shall have received an opinion, dated such Closing Date, of S. F. Koziar, Jr., Esq., Group Vice President and General Counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio; the Company is the sole holder of the issued

                                      -7-
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     and outstanding common shares of DP&L, and the Company is an exempt holding company under The Public Utility Holding Company Act of 1935; the Company has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; DP&L has all requisite corporate power and authority to carry on the public utility business in which it is engaged and to own and operate the properties owned and used by it in that business; the franchises of DP&L owned by it are sufficient authority for it to carry on and transact its business as a public utility; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

          (ii) The Securities delivered on such Closing Date and all other outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities;

          (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as has been obtained and made under the Act and such as may be required under state securities law;

          (iv) The execution, delivery and performance of this Agreement and the issuance and sale of Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

          (v) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending

                                      -8-
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     the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

          (vi) This Agreement has been duly authorized, executed and delivered by the Company. In such opinion, such counsel may rely, as on matters of New York law, upon the opinion of Reid & Priest.

          (e) You shall have received an opinion, dated such Closing Date, of Reid & Priest, counsel for the Company, covering the matters in (i) (limited to the first clause thereof), (ii), (iii) (limited to consents, approvals, authorizations or orders of, or filings with, United States governmental bodies and agencies, other than courts), (v) (except as to the descriptions of statutes, legal and governmental proceedings and contracts and other documents), and (vi) of (d) above. In such opinion, such counsel may rely, as on matters of Ohio law, upon the opinion of Mr. Koziar.

          (f) You shall have received from Baker & Hostetler, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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     (g) You shall have received a certificate, dated such Closing Date, of the
     President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) You shall have received a letter, dated such Closing Date, of Price Waterhouse which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided further

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that the foregoing indemnification with respect to the preliminary prospectus shall not inure to the benefit of any

Underwriter if a copy of the Prospectus as then amended or supplemented (if the Company shall have furnished to that Underwriter any amendments or supplements thereto), but excluding any documents incorporated by reference therein, had not been sent or given by an Underwriter or on its behalf to the person asserting any such losses, claims, damages or liabilities, if required by law, at or prior to the written confirmation of the sale of securities to such person.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than
under subsection (a) or (b) above.   In case any such action is brought against
any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently

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incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable
considerations.   The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

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of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8.   Default of Underwriters.    If any Underwriter or Underwriters default
in their obligations to purchase Securities hereunder on any Closing Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in
Section 9 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares previously purchased). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to
Section 8, or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities. In no event shall the Company be liable to the Underwriters for loss of anticipated profits.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at CS First Boston, Park Avenue Plaza, New York, N.Y. 10055, Attention:
Investment Banking Department, New Issue Processing Group or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at DPL Inc., Courthouse Plaza Southwest, Dayton, Ohio 45402, Attention:
_____________________; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11.  Successors.    This Agreement will inure to the benefit of and be
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. You will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by you will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14.  Applicable Law.     This Agreement shall be governed by, and construed
in accordance with, the laws of the State of New York.

          If the foregoing is in accordance with you understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will be come a binding agreement between the Company and the several Underwriters in accordance with its terms.


                              Very truly yours,


                              DPL Inc.


                              By: ______________________________



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CS FIRST BOSTON CORPORATION


     By: ________________________

          Acting on behalf of itself and as
          the Representative of the several
          Underwriters.



RAW0233:34022:94001:raw-60B.dup
bb 3/15/94

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